AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2000

                                                     REGISTRATION NO.  2-92248

==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 2

                                     TO

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    -----------------------------------
                                 BESTFOODS

           (Exact name of registrant as specified in its charter)

          DELAWARE                                          36-2385545
(State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                    Identification Number)
                                                        700 SYLVAN AVENUE
                                                       INTERNATIONAL PLAZA

                      ENGLEWOOD CLIFFS, NJ 07632-9976
                     (Address of registrant's principal
                             executive offices)

                      1984 STOCK AND PERFORMANCE PLAN

                          (Full title of the plan)

                          EDUARDO B. SANCHEZ, ESQ.
                      VICE PRESIDENT, GENERAL COUNSEL
                                 BESTFOODS
                             700 SYLVAN AVENUE
                            INTERNATIONAL PLAZA
                      ENGLEWOOD CLIFFS, NJ 07632-9976
                               (201) 894-4000
         (Name, address, and telephone number of agent for service)

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     Pursuant  to Rule  478(a)(4)  under  the  Securities  Act of 1933,  as
amended,   Bestfoods   hereby  withdraws  from   registration   under  this
Registration Statement any and all shares of Bestfoods Common Stock originally registered hereunder which have not been issued. The 1984 Stock and Performance Plan pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Bestfoods certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 4, 2000.

                                           BESTFOODS

                                          /s/ CHARLES R. SHOEMATE
                                         ----------------------------------
                                         By:  Charles R. Shoemate
                                         President Chief Executive Officer

     Pursuant   to  the   requirements   of  the   Securities   Act,   this
Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.



              NAME                            TITLE                  DATED
              ----                            -----                  -----

/s/ ROBERT J. GILLESPIE            Executive Vice President,    October 4, 2000
--------------------------------   Strategic Business
Robert J. Gillespie                Development and Finance



/s/ PHILIP V. TERENZIO             Vice President and           October 4, 2000
--------------------------------   Controller
Philip V. Terenzio


/s/ THOMAS H. FLOYD                Director                     October 4, 2000
--------------------------------
Thomas H. Floyd


/s/ A. PETER HARWICH               Director                     October 4, 2000
--------------------------------
A. Peter Harwich


/s/ RONALD M. SOIEFER              Director                     October 4, 2000
--------------------------------
Ronald M. Soiefer